Exhibit 10.05

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

200,000 Shares of Common Stock, par value $.01 per share

THE HARTFORD RESTRICTED STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933.

     The Prospectus covers such additional securities as may be issuable as a result of anti-dilution provisions contained in the instruments pursuant to which securities covered by the Prospectus are issued.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Amended and Restated as of October 16, 2003

GENERAL INFORMATION

     The Hartford Financial Services Group, Inc. (the “Company”) is offering up to 200,000 shares of its common stock, par value $.01 per share pursuant to The Hartford Restricted Stock Plan For Non-Employee Directors (the “Plan”). Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Plan. As more fully set forth in the Plan, the dollar amount determined by the Nominating and Corporate Governance Committee of the Board of Directors of the Company from time to time to be appropriate for annual awards to non-employee directors pursuant to the Plan will be paid in the form of annual automatic grants of shares of restricted common stock. The Plan is set forth below.

THE HARTFORD RESTRICTED STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS

ARTICLE I — PLAN ADMINISTRATION AND ELIGIBILITY

1.1	Purpose

     The purpose of The Hartford Financial Services Group, Inc. Restricted Stock Plan for Non-Employee Directors (the “Plan”) is to attract and retain persons of ability as directors of The Hartford Financial Services Group, Inc. (the “Company”) who are not officers of, or otherwise employed by, the Company or any of its subsidiaries or affiliates (“Directors”), and to provide them with a closer identity with the interests of the Company’s stockholders by making an annual award of common stock of the Company, par value $.01 per share (the “Stock”) subject to certain restrictions as described herein (the “Restricted Stock”).

1.2	Administration

     The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan or any Restricted Stock awards issued under it shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Restricted Stock award granted hereunder. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the Company’s Group Senior Vice President, Human Resources (or other person holding a similar position) or the Company’s Chief Executive Officer, except that awards of Restricted Stock to Directors shall be made, and matters related thereto shall be determined, solely by the Committee or the Board of Directors of the Company (the “Board”) or any other appropriate committee thereof.

1.3	Eligibility

     Directors shall be eligible to participate in the Plan.

1.4	Stock Subject to the Plan

     (A) The maximum number of shares which may be granted under the Plan shall be 200,000 shares of Stock.

     (B) If any Restricted Stock is forfeited by a Director in accordance with the provisions of Section 2.2(C), such shares of Restricted Stock shall be restored to the total number of shares available for grant pursuant to the Plan.

     (C) Upon the grant of a Restricted Stock award the Company may distribute newly issued shares or treasury shares, reacquired Stock, Stock purchased in the open market, or any combination of the foregoing.

ARTICLE II — RESTRICTED STOCK

2.1	Restricted Stock Awards

     (A) Restricted Stock awards shall be made automatically each year to each Director expected to stand for re-election at the next Annual Meeting of Stockholders. Such awards shall be made on the date selected by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) from time to time for annual Director Restricted Stock awards. Except as otherwise provided in such administrative rules for the Plan as may be adopted by the Committee, each award shall equal the number of whole shares (rounded to the nearest whole share) arrived at by dividing (i) the dollar amount determined appropriate by the Nominating Committee from time to time for annual Director Restricted Stock awards for the particular year, by (ii) the Fair Market Value of the Company’s common stock on the date of award.

     (B) “Fair Market Value” shall mean, unless otherwise required by the Plan, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

2.2	Terms and Conditions of Restricted Stock Awards

     (A) Written Award Document — Each award of Restricted Stock granted under the Plan shall be evidenced by a written notice, agreement, or other document (the “Award Document”). Such Award Document shall be subject to and incorporate the express terms and conditions of each award of Restricted Stock, if any, required under the Plan or required by the Committee.

     (B) Shares held in Custody — The Restricted Stock awarded hereunder shall be registered in the name of the Director and held in custody by the Company, or by a bank or other institution designated by the Company, until the restrictions on such Restricted Stock lapse as described below.

     (C) Restrictions — Restricted Stock awarded to a Director shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Restricted Stock is awarded and ending on the date determined appropriate by the Nominating Committee from time to time for lapse of restrictions on annual Director Restricted Stock awards for the particular year (the “Restriction Period”). During the Restriction Period, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution. Except as otherwise provided in this Section 2.2(C), if a Director’s service on the Board terminates for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restrictions shall be forfeited by the Director and reacquired by the Company. Notwithstanding the foregoing, the restrictions on Restricted Stock awarded to a Director shall lapse automatically upon the occurrence of any of the following events:

          (i) Retirement from service on the Board at age 72.

          (ii) A “Change of Control” of the Company. A “Change of Control” shall be deemed to have occurred if :

               (a) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities and Exchange Act of 1934 (the “Act”) disclosing that any Person (as defined in Section 2.2(F) of this Plan), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company is the Beneficial Owner of twenty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

               (b) any Person (as defined in Section 2.2(F) of this Plan), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner (as defined in Section 2.2(F) of this Plan) of fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire stock;

               (c) any merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company shall be consummated, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity (or the ultimate parent of such entity) in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or any subsidiary of such surviving entity;

               (d) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company approved by the stockholders of the Company shall be consummated; or

               (e) within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (I) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 2.2( C)(ii)(e), and (II) was not designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 2.2(C)(ii)( c) or Section 2.2(C)(ii)(d) of the Plan;

provided that, notwithstanding any provision in this Plan to the contrary, in the event of a Change of Control as described in Section 2.2(C)(ii)(c ) or Section 2.2( C)(ii)(d) of the Plan, in the case of a Directors whose or service on the Board of Directors involuntarily terminates on or after the date of a shareholder approval described in either of such Sections but before the date of a consummation described in either of such Sections, date of termination of such a Director’s service on the Board of Directors shall be deemed for purposes of the Plan to be the day following the date of the applicable consummation.

          (iii) Death of the Director.

          (iv) Total Disability of the Director, as defined in The Hartford Incentive Stock Plan, as may be amended from time to time.

          (v) Resignation by the Director under cases of special circumstances and the Committee, in its sole discretion, consents to waive any remaining restrictions.

     (D) Dividends and Voting Rights — A Director shall, subject to Section 2.2(C), possess all incidents of ownership of the shares of Restricted Stock awarded to him or her, including the right to receive dividends with respect to such shares and to vote such shares.

     (E) The Company shall deliver to the Director, or the beneficiary of such Director, if applicable, unrestricted certificates for all of the shares of Stock that were awarded to the Director as Restricted Stock: (i) immediately following any lapse of restrictions on such shares pursuant to Section 2.2(C)(ii) hereof, or (ii) within 30 days following any lapse of restrictions under the remaining provisions of Section 2.2(C).

     (F) Special Definitions. For purposes of the Plan, he following special definitions apply:

     (i) “Beneficial Owner” means any Person who, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Act) of any securities of a company, including any such right pursuant to any agreement, arrangement or understanding (whether or not in writing), provided that: (a) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (I) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Act and the applicable rules and regulations thereunder, or (II) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the applicable rules and regulations thereunder, in either case described in clause (I) or (II) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Act (or any comparable or successor report); and (b) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any security acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     (ii) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Act, as supplemented by Section 13(d)(3) of the Act; provided, however, that Person shall not include (a) the Company, any subsidiary of the Company or any other Person controlled by the Company, (b) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary of the Company, or (c) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.

ARTICLE III — GENERAL PROVISIONS

3.1	Adjustments in the Event of Change in Common Stock of the Company

     In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the number and kind of shares which thereafter may be granted under the Plan and the number of shares of Restricted Stock awarded pursuant to Section 2.1 with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Directors participating in the Plan. Any fractional shares resulting from such adjustments shall be eliminated.

3.2	Rights of Directors

     The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue Stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. Except as provided herein, no Director shall have any rights as a stockholder with respect to any shares of Restricted Stock awarded to such Director.

3.3	Beneficiary

          (A) Each Director who receives an award under the Plan may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the award, if any, payable under the Plan upon his or her death. A Director may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Director’s death, and in no event shall it be effective as of a date prior to such receipt.

     (B) If no such Beneficiary designation is in effect at the time of death of a Director, or if no designated Beneficiary survives the Director or if such designation conflicts with applicable law, the estate of the Director shall be entitled to receive the award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such award, the Company may retain such award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

3.4	Laws and Regulations

     The Committee shall have the right to condition any issuance of shares of Stock to any Director hereunder on such Director’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of Stock following the lapse of restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (A) to effect or maintain registration of the Plan, or the shares of Stock issuable upon the lapse of certain restrictions respecting awards of Restricted Stock, under the Securities Act of 1933 or the securities laws of any applicable jurisdiction, or (B) to determine that such shares and the Plan are exempt from such registration; the Company shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize the lapse of certain restrictions respecting awards of Restricted Stock or issue shares in violation of said Act or of the law of the government having jurisdiction thereof.

3.5	Amendment, Suspension and Discontinuance of the Plan

     The Board may from time to time amend, modify, suspend or terminate the Plan, and the Committee may amend or modify the Plan, provided that the Board and the Committee may not, without the approval of the holders of a majority of the outstanding shares entitled to vote, take any action which would cause the Plan to no longer comply with Rule 16b-3 under the Act, or any successor rule or other regulatory requirement.

Notwithstanding anything in the Plan to the contrary, no amendment, modification, suspension or termination shall adversely impair or reduce the rights of any person with respect to a Restricted Stock award previously granted under the Plan without the consent of such person. Further, notwithstanding anything in the Plan to the contrary, the Plan shall not be amended, modified, suspended or terminated during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the period beginning on the date of any Potential Change of Control (as defined below), and ending upon the earlier of (A) the second anniversary of the date of such Potential Change of Control, (B) the date a Change of Control occurs, or (C) the date the Board or the Committee determines in good faith that a Change of Control is no longer threatened.

For purposes of the Plan, a Potential Change of Control shall occur if:

     (i) A Person shall commence a tender offer, which if successfully consummated, would result in such Person being the Beneficial Owner of at least 15% of the stock of the Company entitled to vote in the election of directors of the Company;

     (ii) The Company enters into an agreement, the consummation of which would constitute a Change of Control;

     (iii) Solicitation of proxies for the election of directors of the Company by anyone other than the Company, which, if such directors were elected, would result in the occurrence of a Change of Control as described in Section 2.2(C)(ii)(e); or

     (iv) Any other event shall occur which is deemed to be a Potential Change of Control by the Board, the Committee, or any other appropriate committee of the Board in its sole discretion.

3.6	Governing Law

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Connecticut.

3.7	Effective Date and Duration of the Plan

     This Plan shall be effective on December 19, 1995 and shall terminate on December 31, 2005, provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.

ADMINISTRATION

The Plan is administered by the Committee of the Board, the members of which serve at the pleasure of the Board. The Committee is composed of directors none of whom is an officer or employee of any Participating Company. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Committee administers the Plan but does not act as a trustee or in any other fiduciary capacity with respect thereto.

FEDERAL TAX TREATMENT

     Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code of 1986, as amended (the “Code”) of the grant and vesting of restricted stock awarded to a Director under the Plan. The following summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular Director eligible to receive an award. In addition, this summary does not apply to every specific transaction that may occur. Each Director eligible to receive an award should consult his or her tax advisor for precise advice pertaining to his or her particular circumstances.

     Under the Code, a Director normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of Restricted Stock. At the time the shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (as defined in the Code) or become transferable, a Director will realize taxable ordinary income in an amount equal to the fair market value of such number of shares of Stock which have become nonforfeitable or transferable and the Company will be entitled to a deduction in the same amount. However, a Director may make an income recognition election under Section 83(b) of the Code (an “83(b) Election”) and recognize taxable ordinary income in the year the shares of Restricted Stock are awarded in an amount equal to their fair market value at the time of the award, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss realized by the Director upon the subsequent disposition of Stock will be capital gain or loss and will not result in any further deduction to the Company. Any dividends with respect to the shares of Restricted Stock that are paid or made available to a Director who has not made an 83(b) Election while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the Director and deductible by the Company when paid. If an 83(b) Election has been made with respect to the Restricted Stock, the dividends represent ordinary dividend income to the Director and are not deductible by the Company. If the Director makes an 83(b) Election and subsequently forfeits the shares of Restricted Stock, the Director is not entitled to a deduction as a consequence of such forfeiture, and the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares of Restricted Stock.

RESALE RESTRICTIONS

     The Plan contains no restrictions on the resale of Stock after the Restriction Period ends. However, affiliates of the Company, which may include Directors of the Company, may not reoffer or resell shares of Stock in a transaction which is not registered under the Securities Act of 1933, as amended (the “Securities Act”) except pursuant to Rule 144 under the Securities Act or another exemption thereunder. Rule 144 requires, among other things, that (1) any sales of Stock by a Director must be through a broker, and (2) Securities and Exchange Commission Form 144 must be mailed to the Securities and Exchange Commission prior to or concurrently with the placing of a sell order with the broker if the amount sold during any three month period exceeds 500 shares or has an aggregate sale price of more than $10,000.

AVAILABLE INFORMATION

     The Company will provide, without charge, upon the written or oral request of any person to whom this Prospectus is delivered, a copy of any of the following documents, all of which are incorporated by reference in this Prospectus:

     (a) The Company’s latest annual report filed pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

     (b) All other reports filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Stock and the rights associated with the Stock contained in a registration statement filed under the Exchange Act, and any amendment or report filed to update such description.

     In addition, the Company will provide, without charge, upon the written or oral request of any person to whom this Prospectus is delivered, the following documents:

(a)	When updating information is furnished, a copy of all documents previously delivered containing Plan information that then constitute part of this Prospectus; and

(b)	A copy of whichever of the following was previously distributed pursuant to Rule 428(b)(2) under the Securities Act:

(i)	The Company’s annual report to stockholders containing the information required by Rule 14a-3(b) under the Exchange Act for its latest fiscal year;

(ii)	The Company’s annual report on Form 10-K for its latest fiscal year; or

(iii)	The latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     All requests for documents, as well as for other information concerning the Plan and its administrators, should be directed to the Manager of Restricted Stock Plan Administration, The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, telephone (860) 547-5000.

ANNEX A

FORM OF THE HARTFORD
RESTRICTED STOCK AWARD FOR NON-EMPLOYEE DIRECTORS

Notice of Award	[DATE]

[NAME]	THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Effective this date, you have been granted a restricted stock award as summarized below:

The Hartford Financial Services Group, Inc. (“The Hartford”) Restricted Stock Award
(Under The Hartford Restricted Stock Plan For Non-Employee Directors (“the Plan”))

xxx Shares of The Hartford Common Stock

This award of restricted stock is subject to the period of restriction as indicated below during which you may not sell, assign, transfer, pledge or otherwise dispose of the shares, except by will or the laws of descent and distribution. A legended stock certificate evidencing your award will be held by The Hartford during the period of restriction. While your shares are being held by The Hartford, you will enjoy the benefits of share ownership including dividend payments and voting rights. Your shares will vest provided you actively and continuously serve as a director of The Hartford until the end of the vesting period (unless otherwise provided by the Plan). Your shares may vest before the end of the vesting period in certain circumstances described in the Plan. When your shares vest, you will be issued an unrestricted stock certificate for the applicable number of shares. However, resignation from the Board will result in a forfeiture of all shares not vested at the time of such resignation, unless otherwise determined by the Compensation and Personnel Committee of The Hartford Board. For further details regarding your award, refer to the Prospectus attached hereto as Attachment A, which includes a copy of the Plan as well as a brief summary of the Federal tax consequences of your award. Attachment B is the Administrative Rules for the Plan. One or more beneficiaries for your shares may be designated on the Beneficiary Designation Form attached hereto as Attachment C. Should you wish to designate a beneficiary for your shares, the Beneficiary Designation Form must be returned to me at The Hartford, Hartford Plaza, HO-1-01, Hartford, CT 06115, Fax (860) 547-4562. If the form is not returned, your shares transferable to a designated beneficiary will be transferred to your estate in the event of your death, except to the extent that you previously filed a Beneficiary Designation Form applicable to future awards under the Plan. Unless revoked, your Beneficiary Designation Form will apply to all shares previously granted under the Plan and any shares that may be awarded to you in the future under the Plan. Please note that you may elect to be taxed on the value of your shares in the year of award by making an IRS Section 83(b) election. This election is made by filing a written statement describing your award with the IRS within 30 days of the date of award. If you make this election, you will have ordinary compensation income equal to the value of the shares in the year of award (determined without regard to the restrictions). Also, dividends received during the restriction period are taxed in the year received as ordinary dividend income. On a later sale of your shares, any appreciation or depreciation in the value of your shares from the date of award until the date of sale will be treated as capital gain or loss. In light of the potential severe tax cost in the event of a decline in share value or a forfeiture of your shares, making the Section 83(b) election may be inadvisable. You should consult your tax advisor for further details about the election and to determine whether it would be appropriate to make the election in your personal tax circumstances. If you decide to make the election, please forward a copy of your election statement to me at the above address.

RESTRICTION PERIOD: [Three years from the date of award] - [Date] through [Date]

Ann M. de Raismes
Executive Vice President, Human Resources
The Hartford Financial Services Group, Inc.